EXHIBIT 99.1

KCAP Financial, Inc. Announces Third Quarter 2012 Financial Results

NEW YORK, Nov. 8, 2012 (GLOBE NEWSWIRE) -- KCAP Financial, Inc. (Nasdaq:KCAP) announced its third quarter 2012 financial results.

Financial Highlights

  Net investment income for the three months ended September 30, 2012 and September 30, 2011 was approximately $7.1 million and $4.1 million, respectively, or $0.27 and $0.18 per share.
  For the third quarter of 2012, KCAP Financial declared a dividend of $0.24 per share.
  At September 30, 2012, the fair value of KCAP Financial's investments totaled approximately $290 million.
  Net asset value per share of $7.82 as of September 30, 2012.

Dayl Pearson, President and Chief Executive Officer, noted, "We are pleased with the continuing improvement in our profitability, and are confident in our strategy of growing both our asset management affiliate's assets under management and our middle market loan portfolio."

Operating Results

For the three months ended September 30, 2012, we reported total investment income of approximately $10.4 million, as compared to approximately $7.3 million for the three months ended September 30, 2011. Investment income from debt securities increased 26% to $3.6 million as a result of the continued growth in our debt securities portfolio, and our redeployment of lower yielding investments to higher yielding securities. Our debt securities portfolio was $135.5 million at September 30, 2012, as compared to $114.7 million at December 31, 2011. Investment income from the subordinated debt we held in various collateralized loan obligation funds increased 49% (approximately $1.9 million) to approximately $5.8 million from approximately $3.9 million in the prior year period. This increase is attributable to the four subordinated debt positions in collateralized loan obligation funds managed by Trimaran Advisors, L.L.C. that we acquired in connection with our acquisition of Trimaran Advisors in February 2012. Dividends from our wholly owned asset manager affiliates (Trimaran Advisors L.L.C. and Katonah Debt Advisors, L.L.C.) in the third quarter of 2012 were $925,000, as compared to $510,000 in the third quarter of 2011. The increase was a result of our acquisition of Trimaran Advisors.

Expenses for the third quarter of 2012 and 2011 remained relatively flat at $3.2 million.

Net investment income in the third quarter of 2012 and 2011 was approximately $7.1 million and $4.1 million, or $0.27 and $0.18 per share, respectively. Net realized and unrealized gains for the third quarter of 2012 were approximately $2.2 million, as compared to net realized and unrealized losses of $5.6 million in the third quarter of 2011.

Portfolio and Investment Activity

The fair value of our portfolio was approximately $290 million as of September 30, 2012.

	September 30, 2012 (unaudited)			December 31, 2011
Security Type	Cost	Fair Value	%¹	Cost	Fair Value	%¹
Time Deposits	$ 501,475	$ 501,475	--%	$ 229,152	$ 229,152	--%
Money Market Account	4,850,220	4,850,220	2	31,622,134	31,622,134	13
Senior Secured Loan	73,626,439	65,868,804	23	54,045,184	45,259,328	19
Junior Secured Loan	53,570,960	37,237,835	13	58,936,728	47,300,172	20
Mezzanine Investment	8,518,913	9,401,536	3	10,931,428	11,588,115	5
Senior Subordinated Bond	21,846,118	22,577,830	8	9,997,898	10,125,891	4
CLO Fund Securities	85,506,168	67,784,447	23	66,528,482	48,438,317	20
Equity Securities	17,012,236	6,911,736	2	16,559,610	6,040,895	2
Preferred	400,000	391,760	--	400,000	400,000	--
Asset Manager Affiliates	83,203,884	73,989,000	26	44,338,301	40,814,000	17
Total	$ 349,036,413	$ 289,514,643	100%	$ 293,588,917	$ 241,818,004	100%

¹ Calculated as a percentage of fair value.

During the quarter ended September 30, 2012, we closed approximately $8 million of investments in 5 new portfolio companies.

At September 30, 2012, our portfolio consisted of investments in 56 companies, including 12 in the subordinated debt of collateralized loan obligation funds. At fair value, 60% of our portfolio consisted of debt investments (loans, bonds and subordinated debt in collateralized loan obligation funds), of which 32% were first lien debt, 34% were second lien debt and 33% were subordinated debt.

Liquidity and Capital Resources

At September 30, 2012, we had unrestricted cash and time deposits of approximately $5.4 million, total assets of approximately $303 million and stockholders' equity of approximately $207 million. Our net asset value per common share was $7.82. As of September 30, 2012, we had $60 million of outstanding borrowings at a fixed rate of interest of 8.75% and $28 million of outstanding borrowings at a floating rate of LIBOR plus 3.00%.

Subject to prevailing market conditions, we intend to grow our portfolio of assets by raising additional capital, including through the prudent use of leverage available to us. As a result, we may seek to enter into new agreements with other lenders or into other financing arrangements as market conditions permit. Such financing arrangements may include a new secured and/or unsecured credit facility or the issuance of unsecured debt or preferred stock. In October 2012, the Company successfully completed a seven year, 7.375% bond offering in the aggregate amount of $41,400,000.

Dividend

Generally, we seek to fund dividends to shareholders from current and distributable earnings, primarily from net interest and dividend income generated by our investment portfolio and any distributions from our asset manager affiliates (Trimaran Advisors and Katonah Debt Advisors). We announced a regular quarterly dividend of $0.24 per share for the quarter ended September 30, 2012. This dividend was fully supported by our net investment income for the quarter of $0.27 per share. The record date for this dividend was October 10, 2012 and the dividend was paid on October 29, 2012. Tax characteristics of all dividends will be reported to stockholders on Form 1099-DIV after the end of the calendar year.

We have adopted a dividend reinvestment plan that provides for reinvestment of dividends in shares of our common stock, unless a stockholder elects to receive cash. As a result, if we declare a cash dividend, shareholders who have not "opted out" of our dividend reinvestment plan will have their cash dividends automatically reinvested in additional shares of our common stock, rather than receiving the cash dividends. Please contact your broker or other financial intermediary for more information regarding the dividend reinvestment plan.

Conference Call and Webcast

We will hold a conference call on Friday, November 9, 2012 at 8:30 a.m. Eastern Standard Time to discuss our third quarter 2012 financial results. Shareholders, prospective shareholders and analysts are welcome to listen to the call or attend the webcast.

The conference call dial-in number is (866) 757-5630. No password is required. A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis on our Company's website www.kcapfinancial.com in the Investor Relations section under Events. The online archive of the webcast will be available after 7pm Eastern Standard Time for approximately 90 days.

A replay of this conference call will be available from 12:00 p.m. Eastern Standard Time on November 9, 2012 until 11:59 p.m. Eastern Standard Time on November 16, 2012. The dial in number for the replay is 800-585-8367 and the conference ID is 64979585.

About KCAP Financial, Inc.:

KCAP Financial, Inc. is a publicly traded, internally managed business development company. The Company's middle market investment business originates, structures, finances and manages a portfolio of term loans, mezzanine investments and selected equity securities in middle market companies. The Company's wholly owned portfolio companies, Katonah Debt Advisors, L.L.C. and Trimaran Advisors, L.L.C., manage collateralized debt obligation funds that invest in broadly syndicated corporate term loans, high-yield bonds and other credit instruments.

The KCAP Financial, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3121

Forward Looking Statements

This press release contains forward-looking statements. The matters discussed in this press release, as well as in future oral and written statements by management of KCAP Financial, Inc., that are forward-looking statements are based on current management expectations that involve substantial risks and uncertainties which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as "may,'' "will,'' "should,'' "expects,'' "plans,'' "anticipates,'' "could,'' "intends,'' "target,'' "projects,'' "contemplates,'' "believes,'' "estimates,'' "predicts,'' "potential'' or "continue'' or the negative of these terms or other similar words. Important assumptions include our ability to originate new investments, achieve certain margins and levels of profitability and the availability of additional capital, and the ability to maintain certain debt to asset ratios. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this press release should not be regarded as a representation by us that our plans or objectives will be achieved. Further information about factors that could affect our financial and other results is included in our filings with the Securities and Exchange Commission. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

KCAP-G

KCAP FINANCIAL, INC.
BALANCE SHEETS

	As of September 30, 2012	As of December 31, 2011
	(unaudited)
ASSETS
Investments at fair value:
Time deposits (cost: 2012 -- $501,475; 2011 -- $229,152)	$ 501,475	$ 229,152
Money market account (cost: 2012 -- $4,850,220; 2011 -- $31,622,134)	4,850,220	31,622,134
Debt securities (cost: 2012 -- $157,962,430; 2011 -- $134,311,238)	135,477,765	114,673,506
CLO Fund securities managed by non-affiliates (cost: 2012 -- $12,755,413; 2011 -- $12,756,449)	4,564,189	3,110,367
CLO Fund securities managed by affiliates (cost: 2012 -- $72,750,754; 2011 -- $53,772,033)	63,220,258	45,327,950
Equity securities (cost: 2012 -- $17,012,237; 2011 -- $16,559,610)	6,911,736	6,040,895
Asset manager affiliates (cost: 2012 -- $83,203,884; 2011 -- $44,338,301)	73,989,000	40,814,000
Total Investments at fair value (cost: 2012 -- $349,036,413; 2011 -- $293,588,917)	289,514,643	241,818,004
Cash	2,413,104	2,555,259
Restricted cash	6,093,126	—
Interest receivable	1,479,571	522,578
Accounts receivable	1,226,887	859,156
Due from affiliates	—	3,517
Other assets	2,213,921	2,375,147
Total assets	$ 302,941,252	$ 248,133,661

LIABILITIES
Borrowings	$ 28,000,000	$ —
Convertible Senior Notes	60,000,000	60,000,000
Payable for open trades	5,955,704	—
Accounts payable and accrued expenses	2,087,299	3,527,682
Dividend payable	—	4,080,037
Total liabilities	$ 96,043,003	$ 67,607,719

STOCKHOLDERS' EQUITY
Common stock, par value $0.01 per share, 100,000,000 common shares authorized; 26,448,313 and 22,992,211 common shares issued and outstanding at September 30, 2012 and December 31, 2011, respectively	$ 264,412	$ 226,648
Capital in excess of par value	310,404,794	284,571,466
Accumulated undistributed net investment income	6,536,811	821,904
Accumulated net realized losses	(56,265,235)	(52,802,400)
Net unrealized depreciation on investments	(54,042,533)	(52,291,676)
Total stockholders' equity	$ 206,898,249	$ 180,525,942

Total liabilities and stockholders' equity	$ 302,941,252	$ 248,133,661

NET ASSET VALUE PER COMMON SHARE	$ 7.82	$ 7.85

KCAP FINANCIAL, INC.
STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

Investment Income:
Interest from investments in debt securities	$ 3,570,141	$ 2,830,422	$ 8,743,045	$ 6,853,370
Interest from cash and time deposits	511	4,246	3,919	17,831
Dividends from investments in CLO Fund securities managed by non-affiliates	530,420	491,965	1,408,124	1,481,264
Dividends from investments in CLO Fund securities managed by affiliates	5,258,554	3,435,914	13,901,079	9,103,652
Dividends from affiliate asset managers	925,000	510,000	2,950,000	1,160,000
Capital structuring service fees	69,305	25,642	230,910	55,149
Other Income	—	—	—	2,000,000

Total investment income	10,353,931	7,298,189	27,237,077	20,671,266

Expenses:
Interest and amortization of debt issuance costs	1,689,908	1,430,520	4,778,546	3,157,750
Compensation	385,323	985,023	2,407,034	3,161,592
Professional fees	713,784	450,156	1,876,115	1,515,247
Insurance	126,761	126,006	399,040	359,241
Administrative and other	305,060	220,781	1,000,145	751,020

Total expenses	3,220,836	3,212,486	10,460,880	8,944,850

Net Investment Income	7,133,095	4,085,703	16,776,197	11,726,416
Realized And Unrealized Gains (Losses) On Investments:
Net realized gains (losses) from investment transactions	(3,767,256)	93,068	(3,462,835)	(13,666,746)
Net change in unrealized appreciation (depreciation) on:
Debt securities	2,151,333	(1,766,660)	(2,846,934)	11,951,454
Equity securities	(1,260,133)	(710,600)	418,214	(1,395,518)
CLO Fund securities managed by affiliates	2,281,860	(3,118,725)	4,913,588	(2,603,970)
CLO Fund securities managed by non-affiliates	1,520,468	(540,719)	1,454,857	1,651,682
Affiliate asset manager investments	1,309,027	472,676	(5,690,582)	1,329,889

Net realized and unrealized gains (losses) on investments	2,235,299	(5,570,960)	(5,213,692)	(2,733,209)

Net Increase In Net Assets Resulting From Operations	$ 9,368,394	$ (1,485,257)	$ 11,562,505	$ 8,993,207
Net Increase In Net Assets Resulting from Operations per Common Share:
Basic:	$ 0.35	$ (0.06)	$ 0.45	$ 0.39
Diluted:	$ 0.32	$ (0.06)	$ 0.44	$ 0.39
Net Investment Income Per Common Share:
Basic:	$ 0.27	$ 0.18	$ 0.65	$ 0.51
Diluted:	$ 0.25	$ 0.18	$ 0.64	$ 0.51

Weighted Average Shares of Common Stock Outstanding—Basic	26,668,701	22,872,486	25,860,510	22,830,757
Weighted Average Shares of Common Stock Outstanding—Diluted	33,881,913	22,872,486	25,873,247	22,830,757
CONTACT: KCAP Financial, Inc.
         Investor Relations
         Denise Rodriguez
         (212) 455-8300
         info@kcapfinancial.com